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                                                                    EXHIBIT 99.1


IXC COMMUNICATIONS, INC.                                            NEWS RELEASE
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                        IXC EXPANDS RETAIL BUSINESS WITH
                        ACQUISITION OF COASTAL TELEPHONE


AUSTIN, TX - January 12, 1999 - IXC Communications, Inc. (Nasdaq: IIXC) announced today that it will acquire Coastal Telephone Company which will be combined with and complement its existing business-to-business arm, Eclipse Telecommunications, Inc. The transaction is valued at approximately $100 million, which includes $25 million in IXC stock.

"The acquisition of Coastal Telephone is exactly consistent with IXC's strategy of growing our distribution to small to mid-sized companies, enabling us to sell high margin solutions, and enlarge the market for our new data and Internet services," said Benjamin L. Scott, IXC's chairman and CEO.

Scott pointed out that the acquisition will allow IXC to sell new IXC products to Coastal's base of more than 100,000 small business customers; expand Coastal's scope from regional to nationwide; and couple Coastal's inside sales with Eclipse's direct sales to more efficiently reach the small and medium-sized business markets. Scott added that the margins on Coastal's existing traffic will improve by utilizing IXC's extensive fiber optic network, and Eclipse overall will see a lower cost of sale with a more efficient sales model to reach small businesses.

A privately held long distance reseller based in Houston, Texas, Coastal utilizes a unique team approach to inside sales and has grown its annualized revenues to more than $90 million of EBITDA positive business.

"Coastal Telephone's strong position in the small business market, well-structured growth plans, robust agency program, and its experienced management team are all extremely complementary with the existing small and mid-market focus of Eclipse," said David Hughart, president of IXC's retail business division. "This acquisition will allow us to preserve all of Coastal's strengths and to allow the business to significantly expand through access to our nationwide fiber network, and a significantly expanded product line."

The completion of this acquisition in the second quarter of this year will allow Eclipse's direct sales team to concentrate on expansion in the middle market for business customers. Wholly owned by IXC, Eclipse offers a full range of voice, data, and Internet services through 30 sales and branch locations around the country.

Setting Eclipse apart from other communications providers is its unique combination of advanced products like integrated access; flexible, customized billing to support business needs; simple, easy-to-understand pricing and contracts; and the quality and reliability of IXC's state-


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of-the-art digital fiber network. More information about Eclipse is available at
www.eclipsetel.com.

"This is a rare opportunity to access not only a very large and sophisticated network, but also a wider product offering, including Eclipse's data and Internet portfolio, to give our customers broader, high-quality, affordable solutions," said Andrew Bursten, president of Coastal Telephone.

IXC's network-based delivery solutions are designed to address the speed and capacity requirements of the global communications market. Having completed the first new coast-to-coast fiber optic network in the United States in more than a decade, IXC Communications, Inc. is at the forefront of the industry's new class of emerging domestic and international carriers. IXC offerings include private line, broadband, Internet and long distance switched and dedicated services. IXC is a publicly traded company listed on Nasdaq under the symbol IIXC. IXC's Web site is at www.ixc-comm.com.

Certain of the above statements set forth management's expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements due to unavoidable construction delays, increases in expenses, and other factors. Additional information on factors that may affect the business and financial results of IXC can be found in IXC's filings with the Securities and Exchange Commission.


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Media Contact:                                Investor Contact:
--------------                                -----------------
Melissa Jackson                               Greta Wiechman
Senior Manager, Public Relations              Senior Manager, Investor Relations
(512) 231-5247                                (888) 267-9478
mjackson@ixc-comm.com                         gwiechman@ixc-comm.com